UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 23, 2025

VERRA MOBILITY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-37979	81-3563824
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1150 N. Alma School Road Mesa, Arizona (Address of principal executive offices)	85201 (Zip Code)

(480) 443-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading symbol)	(Name of each exchange on which registered)
Class A common stock, par value $0.0001 per share	VRRM	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 23, 2025, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Verra Mobility Corporation (the “Company”) approved the Verra Mobility Corporation Annual Incentive Plan (the “AIP”), under which participating employees of the Company, including the Company’s named executive officers, will be eligible to earn incentive payments in cash based on the achievement of performance goals. The AIP is effective as of January 1, 2025 (the “Effective Date”) for the Company’s fiscal year 2025 and for each Company fiscal year thereafter, unless other amended or terminated. The AIP supersedes in their entirety the Company’s Second Amended and Restated Short-Term Incentive Plan, effective January 1, 2023, and any predecessor plans, with such prior plans terminated as of the Effective Date.

The AIP is designed to provide an incentive to executive officers and other select employees of the Company to perform to the best of their abilities, further the growth, development and financial success of the Company, and enable the Company to attract and retain highly qualified employees.

The AIP provides that participants may earn a percentage of their respective annual base salary or total wages earned (including overtime pay) during the applicable plan year, based on the achievement of Company and individual performance factors. Company performance factors may include a combination of Company-wide and/or business segment financial and/or operational performance measures and may include, but are not limited to, the metrics listed in Appendix A of the AIP. Each Company performance factor will be assigned an annual target for the plan year, which will be determined by the Company’s Chief Financial Officer, reviewed by Company’s chief executive officer (“CEO”) and approved by the Board or Compensation Committee. Individual performance measures will be based on input from the participant’s supervisor and are subject to the CEO’s final approval, with the exception of the CEO and other executive officers of the Company (“ELT Members”), whose individual performance will be determined by the Board or the Compensation Committee in its discretion. Participants will not be entitled to an incentive payment under the AIP with respect to Company performance factors unless the EBITDA Threshold (as defined in Appendix A of the AIP) is achieved for the plan year. The AIP also provides that a participant generally must remain employed with the Company through the date on which incentive payments are paid for a particular plan year, subject to certain exceptions.

The Board and/or the Compensation Committee will administer the AIP with respect to participants who are the CEO and ELT Members, and the Company’s CEO and Chief People Officer will administer the AIP with respect to participants other than the CEO and ELT Members. The Compensation Committee may amend, suspend or terminate the AIP, in whole or in part and retroactively or prospectively, at any time.

The foregoing description of the AIP is a summary only and does not describe all terms and conditions of the AIP. The description is subject to and qualified in its entirety by the terms of the AIP, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibits
10.1	Verra Mobility Corporation Annual Incentive Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 24, 2025	Verra Mobility Corporation

	By:	/s/ Craig Conti
	Name:	Craig Conti
	Title:	Chief Financial Officer